UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 18, 2010
Date of report (Date of earliest event reported)

Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345
(Address of principal executive offices, including zip code)

 (952) 564-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 18, 2010, we entered into a Loan and Security Agreement with Silicon Valley Bank (the “Loan and Security Agreement”).  The Loan and Security Agreement provides us with a revolving line-of-credit up to $2.5 million at an interest rate of prime plus 1.5%.  The amount available to us at any given time is the lesser of (a) $2.5 million, or (b) the amount available under our borrowing base (75% of our eligible accounts receivable plus 50% of our eligible inventory) minus (1) the dollar equivalent amount of all outstanding letters of credit, (2) 10% of each outstanding foreign exchange contract, (3) any amounts used for cash management services, and (4) the outstanding principal balance of any advances.  While there are outstanding credit extensions (other than our outstanding lease letter of credit), we must maintain a minimum tangible net worth as follows:  March 18, 2010 through June 30, 2010 ($10,500,000); July 1, 2010 through December 31, 2010 ($8,500,000); and January 1, 2011 and thereafter ($7,500,000).  These tangible net worth minimums increase (a) quarterly by 75% of our net income for each fiscal quarter then ended and (b) by 75% of the proceeds from issuances of equity after March 18, 2010 and/or the principal amount of subordinated debt.  We generally require the prior written consent of Silicon Valley Bank to, among other things, (a) dispose of assets, (b) change our business, (c) liquidate or dissolve, (d) change CEO or COO (replacements must be satisfactory to the lender), (e) enter into any transaction in which our shareholders who were not shareholders immediately prior to such transaction own more than 40% of our voting stock (subject to limited exceptions) after the transaction, (f) merge or consolidate with any other person, (g) acquire all or substantially all of the capital stock or property of another person, or (h) become liable for any indebtedness (other than permitted indebtedness).  The Loan and Security Agreement matures on March 17, 2011.  The foregoing description is qualified in its entirety by reference to the Loan and Security Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with our entry into the Loan and Security Agreement, we granted Silicon Valley Bank (a) a general, first-priority security interest in all of our assets, equipment and inventory under the Loan and Security Agreement, (b) a security interest in all of our intellectual property under an Intellectual Property Security Agreement, and (c) a security interest in all of the stock of Wireless Ronin Technologies (Canada), Inc., our wholly-owned subsidiary, under a Stock Pledge Agreement.  In addition, on March 18, 2010, we issued Silicon Valley Bank a 10-year warrant to purchase up to 41,391 shares of our common stock at an exercise price of $2.90 per share, as additional consideration for the Loan and Security Agreement.  The foregoing descriptions are qualified in their entirety by reference to related agreements, each of which is dated March 18, 2010.  These agreements are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in response to Item 1.01 of this Form 8-K regarding the warrant issued to Silicon Valley Bank is incorporated by reference in response to this Item 3.02.  Such warrant includes a cashless exercise provision and basic anti-dilution protection.

The foregoing issuance was made in reliance upon the exemption provided in Section 4(2) of the Securities Act.  Any certificates representing such securities will contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act.  The recipient of such securities received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-K, Form 10-Q, and Form 8-K, as filed with the SEC.  No discount or commission was paid in connection with the issuance of such warrant.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

(d)           See “Exhibit Index”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2010	Wireless Ronin Technologies, Inc. By: /s/ Darin P. McAreavey
Darin P. McAreavey
Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number                                Description

10.1	Loan and Security Agreement by and between the Registrant and Silicon Valley Bank, dated March 18, 2010.
10.2	Intellectual Property Security Agreement by and between the Registrant and Silicon Valley Bank, dated March 18, 2010.
10.3	Stock Pledge Agreement by and between the Registrant and Silicon Valley Bank, dated March 18, 2010.
10.4	Warrant to Purchase Stock issued by the Registrant to Silicon Valley Bank, dated March 18, 2010.